Exhibit 99.1

Genworth Completes Statutory Cash Flow Testing For 2016 And Provides New York Regulatory Update For The Proposed China Oceanwide Acquisition Of Genworth

RICHMOND, Va., February 27, 2017 – Genworth Financial, Inc. (NYSE:GNW) announced statutory financial and cash flow testing results for its life insurance companies for the year ended December 31, 2016. The results include:

•	Long term care insurance (LTC) statutory margins were modestly lower relative to 2015 in Genworth Life Insurance Company (GLIC), with positive margin of approximately $1.5 billion after reflecting provisions for adverse deviation (PADs). Results include the LTC business previously reinsured to Brookfield Life and Annuity Insurance Company Limited (BLAIC) which merged with and into GLIC in October 2016. The decline in margins was primarily from higher expected future claim costs driven mostly by assumption updates impacting claim termination and benefit utilization rates, partially offset by the impact of anticipated premiums driven mostly by future in-force rate actions.

•	LTC statutory margins for Genworth Life Insurance Company of New York (GLICNY) resulted in a negative margin of approximately $400 million, after reflecting PADs, compared with a negative margin of approximately $270 million as of year end 2015. The LTC statutory cash flow testing factors used by the New York regulator vary from those used by other regulators, including only allowing approved LTC in force premium rate increases or benefit reductions to be utilized in cash flow testing. However, unlike prior years, GLICNY was permitted to aggregate cash flow testing results across product lines for 2016. As a result, GLICNY’s aggregated cash flow testing resulted in a negative margin of approximately $110 million. No additional reserves were required to be established in 2016 given previously recorded cash flow testing reserves. The remaining negative margin of approximately $110 million is expected to be recognized over the next two years. As of year end 2016, the risk-based capital (RBC) ratio for GLICNY was 438 percent.

•	Stand-alone testing (Actuarial Guideline 38) of universal life insurance products with secondary guarantees resulted in a $116 million increase in statutory reserves in the fourth quarter of 2016, primarily in Genworth Life and Annuity Insurance Company (GLAIC). GLAIC expects to record additional reserves of $95 million in each of the next two years in GLAIC. The negative impact was primarily driven by assumption changes due to emerging mortality experience in older age populations. As of year end 2016, the RBC ratio for GLAIC was 564 percent.

•	As a result of the above impacts, the consolidated U.S. life insurance company RBC ratio of GLIC was 329 percent as of year end 2016 which also included an approximate eight point reduction from the merger of BLAIC in the fourth quarter of 2016.

As announced on February 7, 2017, all filings required under the merger agreement for regulatory approval of the transaction have been submitted. The Committee on Foreign Investment in the United States staff has also now initiated its review period. In addition, the New York Department of Financial Services (NY DFS) has informed Genworth that, based on its preliminary review of the China Oceanwide Holdings Group Co., Ltd. (China Oceanwide) organizational and ownership structure in connection with the pending application and noting that the review of the proposed transaction has not been completed, there is no reason to believe that China Oceanwide is an unsuitable controlling owner of GLICNY. Whether the transaction itself may be approved remains subject to a complete review by the NY DFS.

The previously announced transaction with China Oceanwide is subject to receipt of required approvals by Genworth stockholders, regulators and other closing conditions.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiaries, Genworth MI Canada Inc. and Genworth Mortgage Insurance Australia Limited, separately release financial and other information about their operations. This information can be found at http://genworth.ca and http://www.genworth.com.au.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including, but not limited to, the following:

•	risks related to the proposed transaction with China Oceanwide Holdings Group Co., Ltd. (China Oceanwide) including: the company’s inability to complete the transaction in a timely manner or at all; the company’s inability to obtain stockholder or regulatory approvals, or the possibility that the parties may delay the transaction or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals; legal proceedings may be instituted against the company in connection with the proposed transaction; the proposed transaction may disrupt the company’s current plans and operations; certain restrictions during the pendency of the transaction may impact the company’s ability to pursue certain business opportunities or strategic transactions; there may be insufficient continued availability of capital and financing to the company before the consummation of the transaction; there may be further rating agency actions and downgrades in the company’s financial strength ratings; there may be changes in applicable laws or regulations; the company may not recognize the anticipated benefits of the transaction; the amount of the costs, fees, expenses and other charges related to the transaction may be material; management’s attention may be diverted from the company’s ongoing business operations; the merger agreement may be terminated in circumstances that would require the company to pay China Oceanwide a fee; the company’s ability to attract, recruit, retain and motivate current and prospective employees may be adversely affected; and disruptions and uncertainty relating to the transaction, whether or not it is completed, may harm the company’s relationships with its employees, customers, distributors, vendors or other business partners, and may result in a negative impact on the company’s business;

•	strategic risks in the event the proposed transaction with China Oceanwide is not consummated including: the company’s inability to successfully execute alternative strategic plans to effectively address its current business challenges (including with respect to the restructuring of its U.S. life insurance businesses, debt obligations, cost savings, ratings and capital); the company’s inability to attract buyers for any businesses or other assets it may seek to sell, or securities it may seek to issue, in each case, in a timely manner on anticipated terms; failure to obtain any required regulatory, stockholder and/or noteholder approvals or consents, or the company’s challenges changing or being more costly or difficult to successfully address than currently anticipated or the benefits achieved being less than anticipated; inability to achieve anticipated cost-savings in a timely manner; adverse tax or accounting charges; and inability to increase the capital needed in the company’s businesses in a timely manner and on anticipated terms, including through improved business performance, reinsurance or similar transactions, asset sales, securities offerings or otherwise, in each case as and when required;

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risks relating to estimates, assumptions and valuations including: risks related to the impact of the company’s annual review of assumptions and methodologies related to its long term care insurance claim reserves in the third quarter of 2016 and its margin reviews in the fourth quarter of 2016; inadequate reserves and the need to increase reserves (including any changes the company may make in the future to its assumptions, methodologies or otherwise in connection with periodic or other reviews); inaccurate models; deviations from the company’s estimates and actuarial assumptions or other reasons in its long term care insurance, life insurance and/or annuity businesses; accelerated amortization of deferred acquisition costs (DAC) and present value of future profits (PVFP) (including any changes it may make in the future to its assumptions, methodologies or otherwise in connection with periodic or other reviews); adverse impact on the company’s financial results as a result of projected profits followed by projected losses (as is currently the case with its long term care insurance business); and changes in valuation of fixed maturity, equity and trading securities;

•	risks relating to economic, market and political conditions including: downturns and volatility in global economies and equity and credit markets; interest rates and changes in rates (particularly given the historically low interest rate environment) have adversely impacted, and may continue to materially adversely impact, the company’s business and profitability; deterioration in economic conditions or a decline in home prices that adversely affect the company’s loss experience in mortgage insurance; political and economic instability or changes in government policies; and fluctuations in foreign currency exchange rates and international securities markets;

•	regulatory and legal risks including: extensive regulation of the company’s businesses and changes in applicable laws and regulations; litigation and regulatory investigations or other actions; dependence on dividends and other distributions from the company’s subsidiaries (particularly its international subsidiaries) and the inability of any subsidiaries to pay dividends or make other distributions to the company, including as a result of the performance of its subsidiaries and insurance, regulatory or corporate law restrictions; adverse change in regulatory requirements, including risk-based capital; changes in regulations adversely affecting the company’s international operations; inability to meet or maintain the private mortgage insurer eligibility requirements (PMIERs); inability of the company’s U.S. mortgage insurance subsidiaries to meet minimum statutory capital requirements and hazardous financial condition standards; the influence of Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) and a small number of large mortgage lenders on the U.S. mortgage insurance market and adverse changes to the role or structure of Fannie Mae and Freddie Mac; adverse changes in regulations affecting the company’s mortgage insurance businesses; inability to continue to implement actions to mitigate the impact of statutory reserve requirements; impact of additional regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act); and changes in accounting and reporting standards;

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liquidity, financial strength ratings, credit and counterparty risks including: insufficient internal sources to meet liquidity needs and limited or no access to capital (including the company’s inability to enter into a credit facility); recent or future adverse rating agency actions, including with respect to rating downgrades or potential downgrades or being put on review for potential downgrade (including in connection with the company’s recent announcement of a material increase to the company’s universal life insurance reserves), all of which could have adverse implications for the company, including with respect to key business relationships, product offerings, business results of operations, financial condition and capital needs, strategic plans, collateral obligations and availability and terms of hedging, reinsurance and borrowings; defaults by counterparties to reinsurance arrangements or derivative instruments; defaults or other events impacting the value of the company’s fixed maturity securities portfolio; and defaults on the company’s commercial mortgage loans or the mortgage loans underlying its investments in commercial mortgage-backed securities and volatility in performance;

•	operational risks including: inability to retain, attract and motivate qualified employees or senior management; ineffective or inadequate risk management in identifying, controlling or mitigating risks; reliance on, and loss of, key customer or distribution relationships; availability, affordability and adequacy of reinsurance to protect the company against losses; competition; competition in the company’s mortgage insurance businesses from government and government-owned and government-sponsored enterprises (GSEs) offering mortgage insurance; material weakness in, or ineffective, internal control over financial reporting; and failure or any compromise of the security of the company’s computer systems, disaster recovery systems and business continuity plans and failures to safeguard, or breaches of, its confidential information;

•	insurance and product-related risks including: the company’s inability to increase sufficiently, and in a timely manner, premiums on in force long term care and life insurance policies and/or reduce in force benefits, and charge higher premiums on new policies, in each case, as currently anticipated and as may be required from time to time in the future (including as a result of the company’s failure to obtain any necessary regulatory approvals or unwillingness or inability of policyholders to pay increased premiums), including to offset the impact on the company’s margins of updated claim reserves assumptions in connection with its annual review of its long term care insurance claim reserves in the third quarter of 2016 and its annual U.S. life insurance assumption reviews in the fourth quarter of 2016; the company’s inability to reflect future premium increases and other management actions in its margin calculation as anticipated; failure to sufficiently increase new sales for the company’s long term care insurance products; inability to realize anticipated benefits of the company’s rescissions, curtailments, loan modifications or other similar programs in its mortgage insurance businesses; premiums for the significant portion of the company’s mortgage insurance risk in force with high loan-to-value ratios may not be sufficient to compensate the company for the greater risks associated with those policies; decreases in the volume of high loan-to-value mortgage originations or increases in mortgage insurance cancellations; increases in the use of alternatives to private mortgage insurance and reductions in the level of coverage selected; potential liabilities in connection with the company’s U.S. contract underwriting services; and medical advances, such as genetic research and diagnostic imaging, and related legislation that impact policyholder behavior in ways adverse to the company;

•	other risks including: occurrence of natural or man-made disasters or a pandemic; impairments of or valuation allowances against the company’s deferred tax assets; the possibility that in certain circumstances the company will be obligated to make payments to General Electric Company (GE) under the tax matters agreement with GE even if its corresponding tax savings are never realized and payments could be accelerated in the event of certain changes in control; and provisions of the company’s certificate of incorporation and bylaws and the tax matters agreement with GE may discourage takeover attempts and business combinations that stockholders might consider in their best interests; and

•	risks relating to the company’s common stock including: the continued suspension of payment of dividends; and stock price fluctuations.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Information For Investors and Stockholders

This communication may be deemed to be a solicitation material in respect of the proposed transaction with China Oceanwide Holdings Group Co., Ltd. Genworth filed the definitive proxy statement with the SEC in connection with the solicitation of proxies for a special meeting to be held on March 7, 2017 (the Proxy Statement). The Proxy Statement and a proxy card are in the process of being mailed to each stockholder entitled to vote at the meeting. Genworth stockholders are urged to read the Proxy Statement (including any and all amendments and supplements thereto) and all other relevant documents which Genworth will file with the SEC when they become available, because they will contain important information about the proposed transaction and related matters. Stockholders will also be able to obtain copies of the Proxy Statement, without charge, when available, at the SEC’s website at www.sec.gov or by contacting the investor relations department of Genworth at the following:

investorinfo@genworth.com

Participants in the Solicitation

Genworth and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Genworth’s stockholders in connection with the proposed transaction with China Oceanwide Holdings Group Co., Ltd. Genworth’s stockholders may obtain, without charge, more detailed information regarding such interested participants in the Proxy Statement, Genworth’s Annual Report on Form 10-K filed with the SEC on February 26, 2016, any Statements of Changes in Beneficial Ownership on Form 4 of such participants, filed with the SEC, and certain other documents to be filed with the SEC in connection with the proposed transaction.

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Contact Information:

Investors:	investorinfo@genworth.com

Media:	Julie Westermann, 804 662.2423
julie.westermann@genworth.com

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